October 1, 1996

          North Side Savings Bank
          170 Tulip Avenue
          Floral Park, New York  11001

          Ladies and Gentlemen:

                    We have acted as your counsel in connection with the Registration Statement of Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed merger of North Side Savings Bank with and into North Fork Bank. This opinion is delivered in accordance with the requirements of Item 601(b) of Regulation S-K under the Securities Act.

                    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Joint Proxy Statement/Prospectus included therein (the "Joint Proxy Statement/Prospectus") and such other documents as we have deemed necessary or appropriate.

                    We hereby confirm that the discussions in the Joint Proxy Statement/Prospectus under the captions
          "SUMMARY - Certain Federal Income Tax Consequences of the Merger" and "THE MERGER - Certain Federal Income Tax
          Consequences of the Merger--The Merger" are fair and accurate summaries of the matters addressed therein, based upon current law and the assumptions stated or referred to therein. There can be no assurance that contrary positions may not be taken by the Internal Revenue
          Service.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "THE MERGER - Certain Federal Income Tax Consequences of the Merger--The Merger" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
          Section 7 of the Securities Act.

                                   Very truly yours,

                                   ELIAS, MATZ, TIERNAN & HERRICK, L.L.P.

                                   By: /s/ Timothy B. Matz
                                        Timothy B. Matz, a Partner